Exhibit 99.1
P R E S S   A N N O U N C E M E N T

John Stewart	Claire Rowberry
Progress Software Corporation	Lewis PR
(781) 280-4101	(617) 226-8841
jstewart@progress.com	progress@lewispr.com
PROGRESS SOFTWARE REPORTS 2009 FIRST QUARTER RESULTS
Strong Growth in Apama CEP and Actional SOA Management Products
BEDFORD, Mass., March 19, 2009—Progress Software Corporation (NASDAQ: PRGS), a provider of leading application infrastructure software to develop, deploy, integrate and manage business applications, today announced results for its first quarter ended February 28, 2009. On a generally accepted accounting principles (GAAP) basis, revenue for the quarter was $121 million, down one percent (up 9 percent at constant currency) from $122 million in the first quarter of fiscal 2008. On a non-GAAP basis, revenue totaled $122 million, representing a one percent (10 percent at constant currency) increase over the year ago period. The non-GAAP adjustment to revenue is to add back the purchase accounting adjustment for the reduction in deferred maintenance revenue related to the acquisition of IONA Technologies PLC. Software license revenue increased two percent (up 11 percent at constant currency) to $45.9 million from $45.1 million in the same quarter last year.
On a GAAP basis, operating income decreased 72 percent to $4.7 million from $17.1 million in the first quarter of fiscal 2008. Net income decreased 72 percent to $3.7 million from $12.8 million in the same quarter last year. Diluted earnings per share decreased 69 percent to 9 cents from 29 cents in the first quarter of fiscal 2008. Included in the results for the first quarter of fiscal 2009 is an after-tax charge of $3.5 million, or 9 cents per share, for a restructuring charge primarily related to severance associated with a reduction in force.
On a non-GAAP basis, operating income decreased 11 percent to $22.8 million from $25.5 million in the same quarter last year. Non-GAAP net income decreased 15 percent to $15.8 million from $18.6 million in the same quarter last year and non-GAAP diluted earnings per share decreased 7 percent to 39 cents per share from 42 cents in the first quarter of fiscal 2008.
Non-GAAP amounts exclude the amortization of acquired intangibles, stock-based compensation, restructuring and acquisition-related costs, purchase accounting adjustments for deferred revenue and professional services fees associated with the investigation and shareholder derivative lawsuits related to the company’s historical stock option grant practices.
The non-GAAP results noted above and the non-GAAP financial outlook for 2009 discussed below, represent non-GAAP financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three months ended February 28, 2009 and February 29, 2008, and the 2009 outlook, as well as further information regarding these measures, is included in the condensed financial information provided with this release.
The company’s cash and short-term investments at the end of the first quarter totaled $124 million. In addition, the company had approximately $59 million in investments related to municipal and student loan auction rate securities that were classified as non-current on the balance sheet because these securities failed to clear at auction and the company is currently unable to sell these securities in the market. The failed auctions have resulted in higher interest rates being earned on these securities, but the investments currently lack short-term liquidity.
The company repurchased approximately 101,000 shares at a cost of $1.7 million in the first quarter of fiscal 2009. The company’s existing repurchase authorization, under which approximately 9.7 million shares remain available for repurchase, expires on September 30, 2009.
Joseph Alsop, co-founder and chief executive officer of Progress Software, stated: “Our results reflect the difficult economic environment and unfavorable currency rates present in Q1, as a consequence we did not fully meet our revenue expectations. However, cost containment measures undertaken during the quarter as well as at the time of the IONA acquisition in the previous quarter allowed us to achieve very solid profitability. We are well positioned competitively in this difficult economic environment with products that reduce costs and improve operational efficiency. The revenues achieved by several of our high growth product lines (namely Progress Actional, Apama and DataXtend) demonstrate continued market acceptance of our newer technologies. But, because of delays on the part of buyers, related weakness in the results of some of our partner resellers, and extremely adverse shifts in international currencies, we are reducing our expectations with respect to non-GAAP revenue and operating income for Q2 and fiscal year 2009.”
Quarterly Highlights
•	The latest release of the DataDirect® Data Integration Suite was announced featuring new versions of its XML-based component technologies for data integration in traditional and service-oriented environments. Designed to meet the data transformation and aggregation needs of developers, the DataDirect Data Integration Suite contains the latest product releases of DataDirect XQuery®, DataDirect XML Converters™ (Java™ and .NET) and Stylus Studio® in one simple, highly flexible and robust installation. (www.progress.com/datadirect data integration suite).

•	Progress® Actional® Diagnostics, which leverages recently acquired Mindreef® SOAPscope® technology, was announced. Actional Diagnostics is a standalone, quality and validation desktop product that helps application developers build, test, and deliver high quality XML based services, including SOAP, REST, and POX (www.progress.com/actional-diagnostics).

•	Forrester Research, Inc. named the Progress Sonic® ESB as a leader in the enterprise service bus (ESB) market with top scores in the current offering and strategy dimensions of “The Forrester Wave™: Enterprise Service Buses, Q1 2009” Report (www.progress.com/sonic-forrester).

•	IDC has ranked the award-winning Progress OpenEdge® business application development platform as the number one pure-play embedded database management system (DBMS) in the world. IDC presented their findings in the report, ‘Worldwide Embedded Database Management Systems 2007 Vendor Shares’ (www.progress.com/openedge-idc).

•	Ágora Corretora de Titulos e Valores Mobiliarios S.A., a division of Banco Bradesco S.A. (Bradesco) and the largest broker in Brazil’s securities industry, has selected the Progress Apama® CEP Platform to support algorithmic trading within the firm’s equities trading operation. Traders can now use the Apama platform’s sophisticated tools to create unique, proprietary strategies that execute on Brazil’s BM&FBovespa, the leading exchange in Latin America and the world’s third largest in terms of market value (www.progress.com/agora-buys-apama).

•	Clearpace Software is using the DataDirect® OpenAccess™ software development kit (SDK) and runtime software components to enable standards-based data connectivity to its NParchive product from any specialized data source or application. Using the custom driver created with the DataDirect OpenAccess SDK and runtime software components, Clearpace customers can connect thousands of existing applications to NParchive making it quick and easy to respond to audit, business and regulatory inquires against long-term, archived data (www.progress.com/clearpace-openaccess).
Business Outlook
The company is providing the following guidance for the fiscal year ending November 30, 2009:
•	GAAP revenue is expected to be in the range of $492 million to $502 million.

•	On a non-GAAP basis, revenue is expected to be in the range of $495 million to $505 million.

•	GAAP diluted earnings per share are expected to be in the range of 78 cents to 88 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.70 to $1.80.
The company is providing the following guidance for the second fiscal quarter ending May 31, 2009:
•	GAAP revenue is expected to be in the range of $116 million to $118 million.

•	On a non-GAAP basis, revenue is expected to be in the range of $117 million to $119 million.

•	GAAP diluted earnings per share are expected to be in the range of 15 cents to 17 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 37 cents to 39 cents.
The company’s updated guidance also accounts for an adverse foreign currency impact based on current exchange rates compared to exchange rates at the time the company previously provided guidance for fiscal 2009 on December 18, 2008.
The outlook for the non-GAAP amounts excludes the amortization of acquired intangibles, stock-based compensation, purchase accounting adjustments for deferred revenue, restructuring and acquisition-related expenses, and professional services fees associated with the investigation related to the company’s historical stock option grant practices.
Legal Notice Regarding Non-GAAP Financial Information
The company provides non-GAAP revenue, operating income, net income and earnings per share as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. The company believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management of the company uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
Conference Call
The Progress Software conference call to discuss its fiscal first quarter 2009 results and business outlook will be Webcast live today at 9:00 a.m. Eastern Daylight Time on the company’s Web site, located at www.progress.com/investors. The call will also be Webcast live via Yahoo (www.yahoo.com), Motley Fool (www.fool.com), Streetevents (www.streetevents.com), TD Waterhouse (www.tdwaterhouse.com) and Fidelity.com (www.fidelity.com). An archived version of the conference call will be available for replay on the Progress website (www.progress.com), together with the slide presentation for the call, under the investor relations page.
Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) provides application infrastructure software for the development, deployment, integration and management of business applications. Our goal is to maximize the benefits of information technology while minimizing its complexity and total cost of ownership. Progress can be reached at www.progress.com or +1-781-280-4000.
Safe Harbor Statement
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include statements regarding the company’s business outlook, involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders; the timely release of enhancements to the company’s products; the growth rates of certain market segments; the positioning of the company’s products in those market segments; variations in the demand for professional services and technical support; pricing pressures and the competitive environment in the software industry; the weakness in the U.S. and international economies, which could result in fewer sales of our products and may otherwise harm our business; business and consumer use of the Internet; the company’s ability to complete and integrate acquisitions; the company’s ability to realize the expected benefits and anticipated synergies from acquired businesses; the company’s ability to penetrate international markets and manage its international operations; changes in exchange rates; unanticipated consequences of the restatement completed in December 2006; risks associated with the SEC’s formal investigation of the company’s option-grant practices; the risk that the company will face additional claims and proceedings in connection with those stock option grant practices, including additional shareholder litigation and additional proceedings by the other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.

Actional, Apama, DataDirect, DataDirect XQuery, DataDirect XML Converters, DataXtend, IONA, OpenAccess, OpenEdge, Progress, Sonic, Sonic ESB and Stylus Studio are trademarks or registered trademarks of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.
END

Progress Software Corporation
GAAP Condensed Consolidated Statements of Income

	Three Months Ended
	February 28,	February 29,	Percent
(In thousands except per share data)	2009	2008	Change

Revenue:
Software licenses	$45,852	$45,102	2%
Maintenance and services	75,008	76,465	(2)%

Total revenue	120,860	121,567	(1)%

Costs of revenue:
Cost of software licenses	2,317	2,296	1%
Cost of maintenance and services	17,333	17,641	(2)%
Amortization of purchased technology	4,728	2,673	77%

Total costs of revenue	24,378	22,610	8%

Gross profit	96,482	98,957	(3)%

Operating expenses:
Sales and marketing	44,315	45,842	(3)%
Product development	24,919	20,693	20%
General and administrative	14,575	13,900	5%
Amortization of other acquired intangibles	2,366	1,374	72%
Acquisition-related expenses	110	—
Restructuring expense	5,478	—

Total operating expenses	91,763	81,809	12%

Income from operations	4,719	17,148	(72)%
Other income, net	1,229	3,066	(60)%

Income before provision for income taxes	5,948	20,214	(71)%
Provision for income taxes	2,296	7,378	(69)%

Net income	$3,652	$12,836	(72)%

Earnings per share:
Basic	$0.09	$0.30	(70)%
Diluted	$0.09	$0.29	(69)%

Weighted average shares outstanding:
Basic	39,941	42,238	(5)%
Diluted	40,521	44,174	(8)%

Progress Software Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended February 28, 2009			Three Months Ended February 29, 2008
	As			As			Percent
(In thousands except per share data)	Reported	Adjustments	Non-GAAP	Reported	Adjustments	Non-GAAP	Change

Total revenue	$120,860	$1,548	$122,408	$121,567	$—	$121,567	1%
Purchase accounting adjustments for deferred revenue (1)	(1,548)	1,548		—	—

Income from operations	$4,719	$18,077	$22,796	$17,148	$8,346	$25,494	(11)%
Purchase accounting adjustments for deferred revenue (1)	(1,548)	1,548		—	—
Amortization of acquired intangibles	(7,094)	7,094	—	(4,047)	4,047	—
Acquisition-related expenses	(110)	110		—	—
Restructuring expense	(5,478)	5,478		—	—
Stock option investigation (2)	(31)	31	—	(329)	329	—
Stock-based compensation (3)	(3,816)	3,816	—	(3,970)	3,970	—

Operating margin percentage	3.9%		18.6%	14.1%		21.0%

Other income, net	$1,229	$—	$1,229	$3,066	$—	$3,066	(60)%

Effect on provision for income taxes from above adjustments (4)	$2,296	$5,969	$8,265	$7,378	$2,618	$9,996	(17)%

Net income	$3,652	$12,108	$15,760	$12,836	$5,728	$18,564	(15)%

Earnings per share — diluted	$0.09		$0.39	$0.29		$0.42	(7)%

Weighted average shares outstanding — diluted	40,521		40,521	44,174		44,174	(8)%

(1)	The purchase accounting adjustment for deferred revenue is included within maintenance and services revenue and represents the write-down to fair value of the deferred revenue of Iona Technologies at the date of the acquisition.

(2)	Stock option investigation expenses are included within general and administrative expenses and primarily represent professional services fees associated with the investigation and shareholder derivative lawsuits related to its historical stock option grant practices.

(3)	Stock-based compensation expense under SFAS 123R is included in the following GAAP operating expenses:

	Three Months Ended February 28, 2009			Three Months Ended February 29, 2008
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Cost of software licenses	$12	$(12)	$—	$22	$(22)	$—
Cost of maintenance and services	237	(237)	—	267	(267)	—
Sales and marketing	1,488	(1,488)	—	1,431	(1,431)	—
Product development	944	(944)	—	919	(919)	—
General and administrative	1,135	(1,135)	—	1,331	(1,331)	—

	$3,816	$(3,816)	$—	$3,970	$(3,970)	$—

(4)	The non-GAAP provision for income taxes was calculated reflecting an effective rate of 34.4% for the three months months ended February 28, 2009 and 35.0% for the three months ended February 29, 2008. The difference between the effective tax rate under GAAP and the effective tax rate utilized in the preparation of non-GAAP financial measures primarily relates to the tax effects of stock-based compensation expense and amortization of acquired intangibles, which are excluded from the determination of non-GAAP net income.

Progress Software Corporation
Condensed Consolidated Balance Sheets

	February 28,	November 30,
(In thousands)	2009	2008

Assets
Cash and short-term investments	$123,849	$118,529
Accounts receivable, net	96,911	94,795
Other current assets	35,718	32,928

Total current assets	256,478	246,252

Property and equipment, net	62,477	63,147
Goodwill and intangible assets, net	328,387	342,254
Investments in auction-rate securities	58,687	65,204
Other assets	36,180	35,513

Total	$742,209	$752,370

Liabilities and shareholders’ equity
Accounts payable and other current liabilities	$82,191	$105,599
Short-term deferred revenue	151,639	135,786

Total current liabilities	233,830	241,385

Long-term deferred revenue	6,900	7,957
Other liabilities	14,229	21,576
Shareholders’ equity:
Common stock and additional paid-in capital	219,575	216,261
Retained earnings	267,675	265,191

Total shareholders’ equity	487,250	481,452

Total	$742,209	$752,370

Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	February 28,	February 29,
(In thousands except per share data)	2009	2008

Cash flows from operations:
Net income	$3,652	$12,836
Depreciation, amortization and other noncash items	13,529	10,618
Other changes in operating assets and liabilities	(12,804)	(3,642)

Net cash flows from operations	4,377	19,812
Capital expenditures	(2,056)	(2,581)
Investments in auction-rate securities	5,400	(95,275)
Acquisitions, net of cash acquired	—	(5,728)
Share repurchases, net of issuances	(355)	(34,772)
Other	(2,046)	3,102

Net change in cash and short-term investments	5,320	(115,442)
Cash and short-term investments, beginning of period	118,529	339,525

Cash and short-term investments, end of period	$123,849	$224,083

Progress Software Corporation
Reconciliation of Forward-Looking Guidance
Diluted Earnings Per Share Range

	Three Months Ended May 31, 2009
GAAP expectation	$0.15	—	$0.17

Adjustment to exclude stock-based compensation	$0.09	—	$0.09
Adjustment to exclude amortization of acquired intangibles	$0.12	—	$0.12
Adjustment to exclude purchase accounting adjustments for deferred revenue	$0.01	—	$0.01
Adjustment to exclude acquisition-related expenses	$0.00	—	$0.01

Non-GAAP expectation	$0.37	—	$0.39

	Twelve Months Ended November 30, 2009
GAAP expectation	$0.78	—	$0.88

Adjustment to exclude stock-based compensation	$0.33	—	$0.33
Adjustment to exclude amortization of acquired intangibles	$0.46	—	$0.46
Adjustments to exclude restructuring expenses	$0.09		$0.09
Adjustment to exclude purchase accounting adjustments for deferred revenue	$0.04	—	$0.04
Adjustment to exclude acquisition-related expenses	$0.01	—	$0.01

Non-GAAP expectation	$1.70	—	$1.80